                                                                       EXHIBIT 6


THIS WARRANT IS ISSUED IN EXCHANGE FOR THE REVISED EASTMAN WARRANT (THE "MICROGY
  WARRANT") TO PURCHASE 800,000 SHARES OF COMMON STOCK OF MICROGY COGENERATION SYSTEMS, INC. ("MICROGY"), PREVIOUSLY ISSUED BY MICROGY, WHICH MICROGY WARRANT
                       IS OF NO FURTHER FORCE AND EFFECT.

THIS WARRANT AND THE COMMON STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK RECEIVABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.


           VOID AFTER 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2002



   WARRANT TO PURCHASE COMMON STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK

                        ENVIRONMENTAL POWER CORPORATION

                      ORIGINAL ISSUE DATE:  JULY 23, 2001


     This is to Certify That, FOR VALUE RECEIVED, Daniel J. Eastman ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from ENVIRONMENTAL POWER CORPORATION (the "Company"), at any time until 5:00 P.M., Eastern Time, on September 30, 2002 ("Expiration Date"), 800,000 units ("Units"), each Unit consisting of 0.3468495 shares (the "Common Exercise Rate") of the Company's Common Stock ("Common Shares") and 0.0124228 shares (the "Preferred Exercise Rate") of the Company's Series B Convertible Preferred Stock ("Preferred Shares," and, together with Common Shares, "Shares"). The exercise price ("Exercise Price") of the Warrant shall be $.50 per Unit through May 31, 2002, and $1.00 per Unit from June 1, 2002 through the Expiration Date. If, prior to the complete exercise of this Warrant, the Company's Series B Convertible Preferred Stock is automatically converted (the "Conversion") into Common Shares pursuant to Section 5(a) of the Company's related Certificate of Designations (the "Certificate of Designations") each Unit thereafter issued upon the exercise of this Warrant will include, in lieu of the 0.124228 Preferred Shares referred to above, the Common Shares such Preferred Shares would have been converted into if such Preferred Shares were outstanding immediately prior to the Conversion (assuming for this purpose that fractional shares of Common Stock were issuable upon exercise of the Preferred Shares). Such number of additional Common Shares on a per Unit basis are referred to as

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the "Additional Common Exercise Rate."  The number of Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.

     (a) EXERCISE OF WARRANT.  This Warrant may be exercised in whole or in part
         -------------------
at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price for the number of Shares specified in such Form, together with all federal and state taxes applicable upon such exercise, in cash or by certified or official bank check payable to the order of the Company.

     The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (f)(3) hereof. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

     (b) RESERVATION OF SHARES.  The Company hereby agrees that at all times
         ---------------------
there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance or delivery upon exercise of this Warrant.

     (c) LIMIT ON FRACTIONAL SHARES.  No fractional Common Shares, shares or
         --------------------------
scrip representing fractional shares shall be issued upon the exercise of this Warrant. Fractional Preferred Shares may only be issued in tenths. The number of Shares issuable upon exercise of this Warrant involving an aggregate Exercise Price of less than $25,000 shall be rounded to the next lowest whole Common Share and the next lowest tenth of a Preferred Share and the number of Shares issuable upon exercise of this Warrant involving an aggregate exercise price of $25,000 or more shall be rounded to the nearest Common Share and the nearest tenth of a Preferred Share.

     (d) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.  This Warrant is exchangeable,
         ---------------------------------------
without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Shares purchasable hereunder. Subject to Sections (i) and (1), any transfer or assignment shall be made by surrender of this Warrant to the Company with the Assignment Form annexed hereto as Exhibit B duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be
         --------------------
entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ADJUSTMENT PROVISIONS.  The Common Exercise Rate and the Additional
         ---------------------
Common Exercise Rate shall be subject to adjustment from time to time as follows:

          1. If, at any time after the Original Issue Date (in the case of the Common Exercise Rate) or the date of the Conversion (in the case of the Additional Common Exercise Rate), the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Common Exercise Rate (and the Additional Common Exercise Rate, if applicable) shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

          2. If, at any time after the Original Issue Date (in the case of the Common Exercise Rate) or the Conversion Date (in the case of the Additional Common Exercise Rate), the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Common Exercise Rate (and the Additional Common Exercise Rate, if applicable) shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

          3. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Company, or any sale, lease, conveyance to another person of the property of the Company pursuant to which the Company's Common Stock and/or Series B Convertible Preferred Stock is converted into other securities, cash or assets, each Warrant shall after such reorganization, reclassification, consolidation, merger or conveyance be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the Company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock (and/or Series B Convertible Preferred Stock, if applicable) deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

          4. The provisions of this Section (f) shall be interpreted so as not to duplicate the effect of adjustments made to the conversion rate of the Preferred Shares into Common Stock under the Certificate of Designations. In the event an event comparable to those described in Sections f(1) or (2) occurs with respect to the Preferred Shares themselves, appropriate adjustment will be made in the Preferred Exercise Rate, preceding sentence of this Section (f)(4).

          (g) STATEMENT OF ADJUSTMENT. Whenever a Conversion Rate shall be
              -----------------------
adjusted as provided in paragraph (f), the Company shall make available for inspection by the Holder during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer or president, showing in detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to Holder at such Holder's address appearing on the Company's records.

          (h) NOTICES. Unless otherwise provided herein, any notice, request,
              -------
instruction or other document to be given hereunder by any party shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows: (1) to the Holder at the Holder's address as it appears in the records of the Company or at such other address as the Holder may otherwise indicate in a written notice delivered to the Company or (2) to the Company, at 500 Market Street, Suite 1E, Portsmouth, New Hampshire 03801, Telephone: (603) 431-1780,
Facsimile: (603) 431-2650, or at such other address as the Company may otherwise indicate in a written notice delivered to Holder. All such notices, requests, instructions, documents and other communications will (2) if delivered personally to the address as provided in this Section (h), be deemed given upon delivery, (2), if delivered by facsimile transmission to the facsimile number as provided in this Section (h), be deemed given upon receipt, and (3) if delivered by mail in the manner described above to the address as provided in this Section
(h), be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section (h).

          (i) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company
              --------------------------------------------------
may cause the following legend, or one similar thereto, to be set forth on each certificate representing the Shares or any other security issued or issuable upon exercise of this Warrant or conversion of underlying Preferred Shares not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (i) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

     The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company.

     The Holder(s) agree that this Warrant and all Shares acquired upon exercise hereof or conversion of underlying Preferred Shares will be disposed of only in accordance with the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (j)  EXEMPTION FROM REGISTRATION FOR WARRANT EXERCISE.
                -----------------------------------------------

     The Company and the Holder acknowledge that the Company will be relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), to deliver Shares to the Holder(s) upon the exercise of the Warrant or upon conversion of underlying Preferred Shares. The Holder agrees to provide the Company with such information and representations as may be requested by the Company in order to establish a claim to an exemption from the registration requirements of the Act, and any applicable state securities laws, including, a representation that the Holder(s) are taking the Shares for investment, and not with a view to distribution.

          (k) APPLICABLE LAW. This Warrant shall be governed by, and construed
              --------------
in accordance with, the laws of the state of New York.

          (l) TRANSFER AND ASSIGNMENT. This Warrant may not be transferred or
              -----------------------
assigned, in whole or in part without the written consent of the Company. Neither this Warrant nor any Shares issued upon the exercise hereof or upon conversion of underlying Preferred Shares shall be transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. Each certificate, if any, evidencing such shares of restricted stock issued upon any such transfer other than in a public offering pursuant to an effective registration statement shall bear the restrictive legend set forth in Section (i), and each Warrant issued upon such assignment or transfer shall bear the restrictive legend set forth in this Warrant, unless in the opinion of counsel delivered at the request of the Holder, which opinion shall be reasonably acceptable to the Company, such legend is not required for the purposes of compliance with the Act.

          (m) SUCCESSORS AND ASSIGNS. The rights evidenced hereby shall inure to
              ----------------------
the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

          (n) AMENDMENT. This Warrant and all other Warrants may not be modified
              ---------
     or amended or the provisions hereof waived except by the written consent of the Company and the Holder(s).

                         ENVIRONMENTAL POWER CORPORATION


                         By:  ________________________________________
                              Name:
                              Title:


Agreed and Accepted:

__________________________
Daniel J. Eastman

                                   EXHIBIT A

                                 PURCHASE FORM
                                 -------------


                                    DATED: __________________________, 200_

     The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing ______________ Common Shares [and _______ Preferred Shares] of Environmental Power Corporation, and hereby makes payment of $_____________ in payment of the actual Exercise Price thereof.



                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                    ---------------------------------------

Name: ________________________________________________________________________
                  (Please typewrite or print in block letters)

Address:  ____________________________________________________________________

Signature:  __________________________________________________________________

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                                   EXHIBIT B

                                ASSIGNMENT FORM
                                ---------------


                                    Dated: __________________________, 200__

     FOR VALUE RECEIVED,      _____________________________________________

hereby sells, assigns and transfers unto

Name:  ____________________________________________________________________
                  (Please typewrite or print in block letters)

Address: __________________________________________________________________

the right to purchase Shares represented by this Warrant to the extent of _________________________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                         Signature:  _____________________________________

                                      -8-